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EXHIBIT 11.1---STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

GALAGEN INC.
(A DEVELOPMENT STAGE COMPANY)

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                                                                                                                Period from
                                                                                                                November 17,
                                                                            For the Three Months Ended       1987 (inception) to
                                                                            --------------------------             March 31,
                                                                      March 31, 1997      March 31, 1996              1997
                                                                      --------------      --------------     -------------------
Primary Loss Per Share:

Average shares outstanding                                                 7,163,769           1,955,569           2,199,853

SAB No. 83 shares - for stock options granted at exercise
    prices less than the initial public offering price during the
    12 months preceding the initial public offering using the
    treasury method                                                            -                   -                 115,063
                                                                      ---------------------------------------------------------
Total                                                                      7,163,769           1,955,569           2,314,916
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

Net loss                                                                 $(1,576,928)        $(1,471,233)       $(48,760,848)
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

Net loss per share                                                            $(0.22)             $(0.75)            $(21.06)
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

Fully Diluted Loss Per Share:

Average shares outstanding                                                 7,163,769           1,955,569           2,199,853

SAB No. 83 shares - for stock options granted at exercise
    prices less than the initial public offering price during
    the 12 months preceding the initial public offering using
    the treasury method                                                        -                   -                 115,063

Assumed conversion of all series of convertible preferred stock                -               3,126,159             644,431
                                                                      ---------------------------------------------------------
Total                                                                      7,163,769           5,081,728           2,959,347
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

Net loss                                                                 $(1,576,928)        $(1,471,233)       $(48,760,848)
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

Net loss per share                                                            $(0.22)             $(0.29)            $(16.48)
                                                                      ---------------------------------------------------------
                                                                      ---------------------------------------------------------

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